Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Isaac Okita	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		SVP, Chief Marketing Officer
	(808) 544-3626		(808) 544-3687
	isaac.okita@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $12.1 MILLION

SECOND QUARTER EARNINGS AND INCREASES QUARTERLY DIVIDEND

HONOLULU, HI, July 28, 2016 – Central Pacific Financial Corp. (NYSE: CPF), (the “Company”), today reported net income for the second quarter of 2016 of $12.1 million, or $0.39 per diluted share, compared to net income in the second quarter of 2015 of $12.3 million, or $0.39 per diluted share, and net income in the first quarter of 2016 of $11.2 million, or $0.35 per diluted share.

“We continued to realize solid core earnings for the quarter, primarily driven by the strong growth in our loan portfolio,” said Catherine Ngo, President and Chief Executive Officer.  “We are pleased to be in a position to continue to return excess capital to our shareholders with the increase in our quarterly cash dividend and our ongoing stock repurchase program.”

On July 27, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company’s outstanding common shares. This represents a 14.3% increase from the $0.14 dividend paid in the second quarter of 2016. The dividend will be payable on September 15, 2016 to shareholders of record at the close of business on August 31, 2016.

During the second quarter of 2016, the Company repurchased 259,200 shares of common stock at a total cost of $5.8 million. The average cost per share was $22.36. During the six months ended June 30, 2016, the Company repurchased a total of 492,922 shares of common stock, or approximately 1.6% of its common stock outstanding as of December 31, 2015 for a total cost of $10.5 million. The Company’s remaining repurchase authority under its common stock repurchase program at June 30, 2016 was $19.5 million.

Since reinstating quarterly cash dividends in 2013, the Company has returned over $300 million in cash to its shareholders, in the form of cash dividends totaling $55.0 million, and through the repurchase of 11,661,423 shares of common stock at a total cost of $245.3 million, excluding fees and expenses.

Central Pacific Financial Corp. Reports $12.1 Million Second Quarter Earnings

July 28, 2016

Significant Highlights and Second Quarter Results

•                  Reported net income of $12.1 million, compared to net income in the second quarter of 2015 of $12.3 million and net income in the first quarter of 2016 of $11.2 million.

•                  Loans and leases increased by $397.9 million, or 13.2% from the prior year period, and increased by $95.0 million, or 2.9%, during the quarter to $3.40 billion at June 30, 2016, with growth in our commercial mortgage, residential mortgage, and consumer loan portfolios of $69.5 million, $42.6 million, and $16.9 million, respectively, partially offset by a decrease in the commercial loan portfolio of $31.0 million.

•                  Total deposits increased by $222.8 million, or 5.3% from the prior year period, but decreased by $91.5 million, or 2.0% during the quarter to $4.41 billion at June 30, 2016. Core deposits increased by $196.5 million, or 5.8% from the prior year period, but decreased by $90.8 million, or 2.5% during the quarter to $3.57 billion at June 30, 2016.

•                  Net interest income increased to $39.6 million from $37.3 million in second quarter of 2015 and $39.2 million in the first quarter of 2016. Reported a net interest margin of 3.29%, compared to 3.32% in the prior year period and 3.33% in the first quarter of 2016.

•                  Recorded a credit to the provision for loan and lease losses of $1.4 million in the second quarter of 2016, compared to a credit of $7.3 million in the second quarter of 2015 and a credit of $0.7 million in the first quarter of 2016.

•                  Reported an efficiency ratio of 66.69% in the second quarter of 2016, compared to 71.47% in the second quarter of 2015 and 66.58% in the first quarter of 2016.

•                  Nonperforming assets decreased by $1.0 million to $14.9 million, or 0.28% of total assets at June 30, 2016, from $15.9 million, or 0.30% of total assets at March 31, 2016.

•                  Maintained a strong capital position with leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios at the holding company of 10.8%, 14.6%, 15.9%, and 12.5%, respectively, as of June 30, 2016. Central Pacific Bank also maintained a strong capital position with leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios of 10.2%, 13.8%, 15.1%, and 13.8%, respectively, as of June 30, 2016. The Company and the Bank’s capital ratios continue to be in excess of the levels required for a “well-capitalized” regulatory designation under Basel III.

Earnings Highlights

Net interest income for the second quarter of 2016 was $39.6 million, compared to $37.3 million in the year-ago quarter and $39.2 million in the first quarter of 2016.  Net interest margin was 3.29%, compared to 3.32% in the year-ago quarter and 3.33% in the first quarter of 2016. The increase in net interest income from the year-ago quarter was primarily attributable to average loan portfolio balances increasing by $396.2 million. This increase was partially offset by a 6 basis point decrease in average yields earned on loan portfolio balances, combined with a 5 basis point increase in rates paid on our average total interest-bearing deposits, both of which contributed to the decrease in the net interest margin from the year-ago quarter. The sequential quarter increase in net interest income was primarily attributable to average loan portfolio balances increasing by $118.5 million. In addition, total average interest-bearing deposits declined by $31.2 million. The sequential quarter decrease in the net interest margin was primarily attributable to a 9 basis point decrease in average yields earned on investment securities portfolio balances due to higher premium amortization on mortgage backed securities.

In the second quarter of 2016, a credit to the provision for loan and lease losses of $1.4 million was recorded, compared to a credit of $7.3 million in the year-ago quarter and a credit of $0.7 million in the first quarter of 2016.

Central Pacific Financial Corp. Reports $12.1 Million Second Quarter Earnings

July 28, 2016

Other operating income for the second quarter of 2016 totaled $11.7 million, compared to $8.1 million in the year-ago quarter and $10.2 million in the first quarter of 2016. The increase from the year-ago quarter was primarily due to investment securities losses of $1.9 million recorded in the year-ago quarter, and higher income from bank-owned life insurance of $0.8 million recorded in the current quarter. The investment securities losses recorded in the year-ago quarter was attributable to the sale of $119.4 million in available-for-sale securities which were sold as part of an investment portfolio repositioning designed to improve profitability. The higher income from bank-owned life insurance was primarily attributable to death benefit proceeds of $0.5 million received in the current quarter. The sequential quarter increase was primarily due to higher income from bank-owned life insurance of $0.6 million, higher net gain on sales of residential mortgage loans of $0.4 million, and higher other service charges and fees of $0.3 million. The higher net gain on sales of residential mortgage loans was attributable to a $64.7 million increase in residential mortgage origination volume compared to the prior quarter.

Other operating expense for the second quarter of 2016 totaled $34.2 million, compared to $32.5 million in the year-ago quarter and $32.9 million in the first quarter of 2016. The increase from the year-ago quarter was primarily attributable to higher salaries and employee benefits of $2.7 million and higher amortization of mortgage servicing rights of $0.9 million. The higher salaries and employee benefits in the current quarter was primarily attributable to a one-time reversal of an accrual totaling $2.4 million in the year-ago quarter related to a former executive officer’s retirement benefits which were not paid. The higher amortization of mortgage servicing rights was primarily attributable to the decline in long-term market interest rates experienced near the end of the quarter. These increases were partially offset by a $2.0 million charitable contribution to the Central Pacific Bank Foundation (included in other) in the year-ago quarter. The sequential quarter increase was primarily due to higher salaries and employee benefits of $0.9 million, a lower credit to the reserve for residential mortgage loan repurchase losses of $0.3 million (included in other), and higher amortization of mortgage servicing rights and net occupancy expense of $0.2 million each. Salaries and employee benefits in the second quarter of 2016 included a $0.4 million increase in our accrual related to our current year incentive compensation plan, while salaries and benefits in the first quarter of 2016 included a $0.5 million reversal of our accrual related to our 2015 incentive compensation plan. These higher expenses were partially offset by lower computer software expense of $0.5 million and lower advertising expense of $0.2 million.

The efficiency ratio for the second quarter of 2016 was 66.69%, an improvement from 71.47% in the year-ago quarter and consistent with 66.58% in the first quarter of 2016. The decrease in the efficiency ratio from the year-ago quarter was attributable to the growth in net interest income, combined with the increase in other operating income, offset by higher other operating expenses in the current quarter as described above. On a sequential quarter basis, the efficiency ratio remained stable as the increase in other operating expenses was largely offset by higher net interest income and higher other operating income.

In the second quarter of 2016, the Company recorded income tax expense of $6.3 million, compared to income tax expense of $7.9 million in the year-ago quarter and $6.1 million in the first quarter of 2016. The effective tax rate for the second quarter of 2016 was 34.3%, compared to 39.2% in the year-ago quarter and 35.2% in the first quarter of 2016. The sequential quarter decline in the effective tax rate was primarily attributable to the $0.5 million in death benefit proceeds from bank-owned life insurance which is tax-exempt. The decrease from the year-ago quarter was primarily driven by $0.6 million in additional tax expense incurred in the second quarter of 2015 due to the redemption of FHLB stock. As of June 30, 2016, the Company’s net deferred tax assets totaled $58.3 million, compared to $94.2 million and $67.9 million at June 30, 2015 and March 31, 2016, respectively. The decrease in the net deferred tax assets is primarily due to utilization of net operating loss carryforwards to offset taxable income.

Balance Sheet Highlights

Total assets at June 30, 2016, of $5.28 billion increased by $315.1 million from June 30, 2015, and increased by $40.8 million from March 31, 2016.

Central Pacific Financial Corp. Reports $12.1 Million Second Quarter Earnings

July 28, 2016

Total loans and leases at June 30, 2016 of $3.40 billion increased by $397.9 million and $95.0 million from June 30, 2015 and March 31, 2016, respectively.  The increase in total loans and leases from June 30, 2015 was primarily due to an increase in the commercial, construction, residential mortgage, commercial mortgage, and consumer loan portfolios of $4.5 million, $14.9 million, $149.8 million, $147.4 million, and $83.1 million, respectively. The increase in total loans and leases from the first quarter of 2016 was primarily due to an increase in the residential mortgage, commercial mortgage, and consumer loan portfolios of $42.6 million, $69.5 million, and $16.9 million, respectively, partially offset by a decrease in the commercial and construction loan portfolios of $31.0 million and $2.9 million, respectively.

Total deposits at June 30, 2016 of $4.41 billion increased by $222.8 million from June 30, 2015, but decreased by $91.5 million from March 31, 2016.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.57 billion at June 30, 2016.  This represents an increase of $196.5 million from June 30, 2015 but a decrease of $90.8 million from March 31, 2016.  Changes in total deposits from June 30, 2015 included net increases in savings and money market deposits of $110.0 million, noninterest-bearing demand deposits of $72.2 million, interest-bearing demand deposits of $38.7 million, and time deposits $100,000 and over of $26.3 million, offset by a decrease in time deposits less than $100,000 of $24.4 million. Changes in total deposits during the quarter included net decreases in savings and money market deposits of $94.4 million and interest-bearing demand deposits of $3.3 million, offset by net decreases in time deposits $100,000 and over of $0.7 million, time deposits less than $100,000 of $5.0 million, and noninterest-bearing demand deposits of $11.9 million.

Total shareholders’ equity was $517.6 million at June 30, 2016, compared to $488.8 million and $509.4 million at June 30, 2015 and March 31, 2016, respectively. The sequential quarter increase reflects net income of $12.1 million and an increase in unrealized gains on investment securities of $5.9 million, partially offset by repurchases of common stock under the Company’s common stock repurchase program of $5.8 million and common stock dividends paid of $4.4 million.

Asset Quality

Nonperforming assets at June 30, 2016 totaled $14.9 million, or 0.28% of total assets, compared to $32.1 million, or 0.65% of total assets at June 30, 2015, and $15.9 million, or 0.30% of total assets at March 31, 2016.  The sequential-quarter decrease in nonperforming assets reflects the return of two Hawaii commercial mortgage loans to accrual status totaling $3.7 million and the sale of two Hawaii residential mortgage assets totaling $0.9 million, partially offset by the addition of nine Hawaii residential mortgage loans totaling $3.9 million to nonaccrual status.

Loans delinquent for 90 days or more still accruing interest totaled $0.3 million at June 30, 2016, compared to $45 thousand and $0.8 million at June 30, 2015 and March 31, 2016, respectively.  In addition, loans delinquent for 30 days or more still accruing interest totaled $4.1 million at June 30, 2016, compared to $2.8 million at June 30, 2015 and $7.4 million at March 31, 2016.

Net charge-offs in the second quarter of 2016 totaled $3 thousand, compared to net recoveries of $2.8 million in the second quarter of 2015, and net charge-offs of $0.4 million in the first quarter of 2016.

The ALLL, as a percentage of total loans and leases, was 1.79% at June 30, 2016, compared to 2.23% at June 30, 2015 and 1.88% at March 31, 2016.  The ALLL, as a percentage of nonperforming assets, was 407.62% at June 30, 2016, compared to 208.43% at June 30, 2015 and 389.80% at March 31, 2016.  The ALLL, as a percentage of nonaccrual loans, was 437.94% at June 30, 2016, compared to 249.44% at June 30, 2015 and 423.24% at March 31, 2016.

Capital Levels

At June 30, 2016, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.8%, 14.6%, 15.9%, and 12.5%, respectively.  At March 31, 2016, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.8%, 14.5%, 15.8%, and 12.5%, respectively. The Company’s capital ratios continue to exceed the levels required to be considered a “well-capitalized” institution for regulatory purposes under Basel III.

Central Pacific Financial Corp. Reports $12.1 Million Second Quarter Earnings

July 28, 2016

Non-GAAP Financial Measures

This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call

The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company’s website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through August 28, 2016 by dialing 1-877-344-7529 (passcode: 10089321) and on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.3 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 103 ATMs in the state of Hawaii, as of June 30, 2016.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

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Central Pacific Financial Corp. Reports $12.1 Million Second Quarter Earnings

July 28, 2016

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company’s business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  our ability to continue making progress on our recovery plan; the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the banking industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Six Months Ended
(Dollars in thousands,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
except for per share amounts)	2016	2016	2015	2015	2015	2016	2015
CONDENSED INCOME STATEMENT
Net interest income	$39,609	$39,211	$38,194	$37,805	$37,294	$78,820	$73,529
Provision (credit) for loan and lease losses	(1,382)	(747)	(1,958)	(3,647)	(7,319)	(2,129)	(10,066)
Net interest income after provision (credit) for loan and lease losses	40,991	39,958	40,152	41,452	44,613	80,949	83,595
Total other operating income	11,692	10,165	9,841	9,829	8,124	21,857	19,314
Total other operating expense	34,215	32,875	32,576	32,175	32,458	67,090	66,476
Income before taxes	18,468	17,248	17,417	19,106	20,279	35,716	36,433
Income tax expense	6,331	6,067	6,485	6,900	7,944	12,398	13,703
Net income	12,137	11,181	10,932	12,206	12,335	23,318	22,730
Basic earnings per common share	$0.39	$0.36	$0.35	$0.39	$0.39	$0.75	$0.69
Diluted earnings per common share	0.39	0.35	0.34	0.38	0.39	0.74	0.68
Dividends declared per common share (1)	0.14	0.14	0.46	0.12	0.12	0.28	0.24

PERFORMANCE RATIOS
Return on average assets (2)	0.93%	0.87%	0.87%	0.98%	1.00%	0.90%	0.92%
Return on average shareholders’ equity (2)	9.51	8.85	8.68	9.91	9.93	9.18	8.54
Efficiency ratio (3)	66.69	66.58	67.82	67.55	71.47	66.64	71.60
Net interest margin (2)	3.29	3.33	3.30	3.31	3.32	3.31	3.30
Dividend payout ratio (1) (4)	35.90	40.00	135.29	31.58	30.77	37.84	35.29
Average shareholders’ equity to average assets	9.73	9.81	9.97	9.90	10.04	9.77	10.82

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,377,362	$3,258,872	$3,142,895	$3,070,384	$2,981,184	$3,318,117	$2,968,425
Average interest-earning assets	4,890,398	4,786,256	4,676,931	4,611,234	4,566,577	4,838,327	4,536,404
Average assets	5,248,088	5,148,744	5,049,232	4,974,154	4,947,802	5,198,416	4,918,923
Average deposits	4,459,019	4,468,070	4,327,908	4,242,043	4,198,758	4,463,544	4,161,234
Average interest-bearing liabilities	3,565,530	3,492,748	3,370,560	3,346,484	3,357,400	3,529,139	3,311,986
Average shareholders’ equity	510,753	505,330	503,570	492,683	496,881	508,041	532,239

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands)	2016	2016	2015	2015	2015
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$560,674	$547,195	$532,787	$533,984	$508,699
Tier 1 risk-based capital	560,674	547,195	532,787	533,984	508,699
Total risk-based capital	609,012	594,801	579,651	579,182	552,999
Common equity tier 1 capital	481,209	472,171	472,698	474,169	460,004
Central Pacific Bank
Leverage capital	529,754	533,307	518,617	515,625	501,732
Tier 1 risk-based capital	529,754	533,307	518,617	515,625	501,732
Total risk-based capital	577,966	580,715	565,231	560,569	546,005
Common equity tier 1 capital	529,754	533,307	518,617	515,625	501,732

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	10.8%	10.8%	10.7%	10.9%	10.5%
Tier 1 risk-based capital ratio	14.6	14.5	14.4	15.0	14.5
Total risk-based capital ratio	15.9	15.8	15.7	16.3	15.7
Common equity tier 1 capital ratio	12.5	12.5	12.8	13.3	13.1
Central Pacific Bank
Leverage capital ratio	10.2	10.5	10.4	10.5	10.3
Tier 1 risk-based capital ratio	13.8	14.2	14.1	14.5	14.3
Total risk-based capital ratio	15.1	15.4	15.3	15.8	15.5
Common equity tier 1 capital ratio	13.8	14.2	14.1	14.5	14.3

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands, except for per share amounts)	2016	2016	2015	2015	2015
BALANCE SHEET
Loans and leases	$3,403,947	$3,308,968	$3,211,532	$3,101,463	$3,006,055
Total assets	5,282,967	5,242,202	5,131,288	5,021,833	4,967,851
Total deposits	4,405,142	4,496,602	4,433,439	4,230,503	4,182,322
Long-term debt	92,785	92,785	92,785	92,785	92,785
Total shareholders’ equity	517,607	509,358	494,614	503,261	488,847
Total shareholders’ equity to total assets	9.80%	9.72%	9.64%	10.02%	9.84%
Tangible common equity to tangible assets (5)	9.69%	9.60%	9.51%	9.88%	9.68%

ASSET QUALITY
Allowance for loan and lease losses	$60,764	$62,149	$63,314	$66,644	$66,924
Non-performing assets	14,907	15,944	16,230	14,001	32,108
Allowance to loans and leases outstanding	1.79%	1.88%	1.97%	2.15%	2.23%
Allowance to non-performing assets	407.62	389.80	390.10	475.99	208.43

PER SHARE OF COMMON STOCK
Book value per common share	$16.68	$16.34	$15.77	$16.06	$15.52
Tangible book value per common share	16.48	16.13	15.54	15.81	15.24
Closing market price per common share	23.60	21.77	22.02	20.97	23.75

(1) Dividends declared in the fourth quarter of 2015 include a special cash dividend of $0.32 per share.

(2) Annualized.

(3) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).

(4) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

(5) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Tangible Common Equity Ratio:
Total shareholders’ equity	$517,607	$509,358	$494,614	$503,261	$488,847
Less: Other intangible assets	(6,018)	(6,686)	(7,355)	(8,023)	(8,692)
Tangible common equity	$511,589	$502,672	$487,259	$495,238	$480,155

Total assets	$5,282,967	$5,242,202	$5,131,288	$5,021,833	$4,967,851
Less: Other intangible assets	(6,018)	(6,686)	(7,355)	(8,023)	(8,692)
Tangible assets	$5,276,949	$5,235,516	$5,123,933	$5,013,810	$4,959,159

Tangible common equity to tangible assets	9.69%	9.60%	9.51%	9.88%	9.68%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except share data)	2016	2016	2015	2015	2015
ASSETS
Cash and due from banks	$76,482	$85,495	$71,797	$69,628	$66,715
Interest-bearing deposits in other banks	14,184	7,180	8,397	14,376	14,775
Investment securities:
Available for sale	1,260,593	1,299,176	1,272,255	1,272,382	1,274,312
Held to maturity (fair value of $238,066 at June 30, 2016, $243,072 at March 31, 2016, $244,136 at December 31, 2015, $254,540 at September 30, 2015, and $259,150 at June 30, 2015)	234,230	241,597	247,917	254,719	262,778
Total investment securities	1,494,823	1,540,773	1,520,172	1,527,101	1,537,090
Loans held for sale	9,921	11,270	14,109	9,786	22,917
Loans and leases	3,403,947	3,308,968	3,211,532	3,101,463	3,006,055
Less allowance for loan and lease losses	60,764	62,149	63,314	66,644	66,924
Net loans and leases	3,343,183	3,246,819	3,148,218	3,034,819	2,939,131
Premises and equipment, net	48,370	48,322	49,161	47,822	47,681
Accrued interest receivable	15,339	14,818	14,898	13,779	14,021
Investment in unconsolidated subsidiaries	7,204	5,627	6,157	6,489	6,720
Other real estate	1,032	1,260	1,962	1,913	5,278
Mortgage servicing rights	15,778	16,800	17,797	18,174	18,586
Other intangible assets	6,018	6,686	7,355	8,023	8,692
Bank-owned life insurance	154,678	154,592	153,967	153,449	153,015
Federal Home Loan Bank stock	15,218	10,420	8,606	12,048	12,129
Other assets	80,737	92,140	108,692	104,426	121,101
Total assets	$5,282,967	$5,242,202	$5,131,288	$5,021,833	$4,967,851
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,152,666	$1,140,741	$1,145,244	$1,112,761	$1,080,428
Interest-bearing demand	846,589	849,880	824,895	785,936	807,851
Savings and money market	1,371,163	1,465,524	1,399,093	1,283,517	1,261,180
Time	1,034,724	1,040,457	1,064,207	1,048,289	1,032,863
Total deposits	4,405,142	4,496,602	4,433,439	4,230,503	4,182,322
Short-term borrowings	226,000	106,000	69,000	155,000	157,000
Long-term debt	92,785	92,785	92,785	92,785	92,785
Other liabilities	41,424	37,438	41,425	40,284	46,897
Total liabilities	4,765,351	4,732,825	4,636,649	4,518,572	4,479,004
Equity:
Preferred stock, no par value, authorized 1,100,000 shares; issued and outstanding none at: June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 31,036,895 at June 30, 2016; 31,164,287 at March 31, 2016; 31,361,452 shares at December 31, 2015, 31,330,644 shares at September 30, 2015, and 31,501,633 shares at June 30, 2015	538,434	544,029	548,878	548,518	552,527
Surplus	83,482	83,534	82,847	81,528	79,373
Accumulated deficit	(122,730)	(130,511)	(137,314)	(133,821)	(142,267)
Accumulated other comprehensive income (loss)	18,421	12,306	203	7,036	(786)
Total shareholders’ equity	517,607	509,358	494,614	503,261	488,847
Non-controlling interest	9	19	25	—	—
Total equity	517,616	509,377	494,639	503,261	488,847
Total liabilities and equity	$5,282,967	$5,242,202	$5,131,288	$5,021,833	$4,967,851

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands, except per share data)	2016	2016	2015	2015	2015	2016	2015
Interest income:
Interest and fees on loans and leases	$32,878	$31,793	$30,565	$30,148	$29,572	$64,671	$58,174
Interest and dividends on investment securities:
Taxable interest	7,953	8,396	8,282	8,260	8,277	16,349	16,427
Tax-exempt interest	995	996	1,006	1,008	1,010	1,991	2,008
Dividends	10	10	10	9	8	20	17
Interest on deposits in other banks	11	17	7	6	11	28	22
Dividends on Federal Home Loan Bank stock	23	37	46	11	18	60	29
Total interest income	41,870	41,249	39,916	39,442	38,896	83,119	76,677
Interest expense:
Interest on deposits:
Demand	123	111	101	104	99	234	194
Savings and money market	269	263	238	230	225	532	448
Time	957	898	647	568	549	1,855	1,097
Interest on short-term borrowings	177	50	59	73	79	227	122
Interest on long-term debt	735	716	677	662	650	1,451	1,287
Total interest expense	2,261	2,038	1,722	1,637	1,602	4,299	3,148
Net interest income	39,609	39,211	38,194	37,805	37,294	78,820	73,529
Provision (credit) for loan and lease losses	(1,382)	(747)	(1,958)	(3,647)	(7,319)	(2,129)	(10,066)
Net interest income after provision for loan and lease losses	40,991	39,958	40,152	41,452	44,613	80,949	83,595
Other operating income:
Service charges on deposit accounts	1,908	1,964	1,999	1,947	1,915	3,872	3,883
Loan servicing fees	1,362	1,362	1,399	1,407	1,427	2,724	2,850
Other service charges and fees	3,028	2,767	2,772	2,803	2,781	5,795	5,886
Income from fiduciary activities	857	840	825	854	830	1,697	1,664
Equity in earnings of unconsolidated subsidiaries	184	90	88	165	229	274	325
Fees on foreign exchange	126	148	98	126	98	274	226
Investment securities gains (losses)	—	—	—	—	(1,866)	—	(1,866)
Income from bank-owned life insurance	1,232	625	465	434	461	1,857	1,135
Loan placement fees	133	46	146	202	225	179	372
Net gains on sales of residential loans	1,845	1,466	1,332	1,551	1,630	3,311	3,224
Net gains on sales of foreclosed assets	241	308	189	252	94	549	127
Other (refer to Table 5)	776	549	528	88	300	1,325	1,488
Total other operating income	11,692	10,165	9,841	9,829	8,124	21,857	19,314
Other operating expense:
Salaries and employee benefits	17,850	16,937	16,895	17,193	15,176	34,787	32,341
Net occupancy	3,557	3,314	3,981	3,547	3,403	6,871	6,904
Equipment	769	811	858	775	933	1,580	1,842
Amortization of other intangible assets	2,423	2,178	1,512	1,683	1,559	4,601	3,664
Communication expense	919	959	822	895	942	1,878	1,766
Legal and professional services	1,723	1,613	1,671	1,808	1,642	3,336	3,861
Computer software expense	2,222	2,704	2,067	2,286	2,382	4,926	4,478
Advertising expense	433	634	964	502	449	1,067	1,084
Foreclosed asset expense	49	15	154	3	257	64	329
Other (refer to Table 5)	4,270	3,710	3,652	3,483	5,715	7,980	10,207
Total other operating expense	34,215	32,875	32,576	32,175	32,458	67,090	66,476
Income before income taxes	18,468	17,248	17,417	19,106	20,279	35,716	36,433
Income tax expense	6,331	6,067	6,485	6,900	7,944	12,398	13,703
Net income	$12,137	$11,181	$10,932	$12,206	$12,335	$23,318	$22,730
Per common share data:
Basic earnings per share	$0.39	$0.36	$0.35	$0.39	$0.39	$0.75	$0.69
Diluted earnings per share	0.39	0.35	0.34	0.38	0.39	0.74	0.68
Cash dividends declared	0.14	0.14	0.46	0.12	0.12	0.28	0.24
Basic weighted average shares outstanding	31,060,593	31,263,433	31,317,627	31,330,964	31,525,075	31,162,013	33,166,987
Diluted weighted average shares outstanding	31,262,525	31,506,307	31,727,478	31,749,880	31,953,022	31,359,568	33,588,233

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Other
(Unaudited)	TABLE 5

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands)	2016	2016	2015	2015	2015	2016	2015
Income recovered on nonaccrual loans previously charged-off	$301	$157	$104	$262	$209	$458	$428
Other recoveries	249	21	17	244	15	270	289
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	(29)	(79)	54	(646)	(198)	(108)	268
Commissions on sale of checks	86	86	79	86	82	172	160
Other	169	364	274	142	192	533	343
Total other operating income - Other	$776	$549	$528	$88	$300	$1,325	$1,488

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands)	2016	2016	2015	2015	2015	2016	2015
Charitable contributions	$184	$218	$103	$179	$2,138	$402	$2,277
FDIC insurance assessment	563	639	622	685	701	1,202	1,399
Miscellaneous loan expenses	306	254	325	314	434	560	709
ATM and debit card expenses	448	428	407	365	180	876	766
Amortization of investments in low-income housing tax credit partnerships	258	257	258	258	274	515	562
Armored car expenses	201	201	254	213	195	402	429
Entertainment and promotions	223	231	405	191	266	454	463
Stationery and supplies	172	267	230	381	219	439	415
Directors’ fees and expenses	199	205	101	156	214	404	405
Provision (credit) for residential mortgage loan repurchase losses	(36)	(351)	(596)	(883)	(32)	(387)	127
Increase (decrease) to the reserve for unfunded commitments	20	44	(223)	255	(272)	64	(303)
Other	1,732	1,317	1,766	1,369	1,398	3,049	2,958
Total other operating expense - Other	$4,270	$3,710	$3,652	$3,483	$5,715	$7,980	$10,207

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$8,946	0.48%	$11	$13,990	0.49%	$17	$17,160	0.24%	$11
Investment securities, excluding valuation allowance:
Taxable	1,318,579	2.42	7,963	1,331,717	2.52	8,406	1,360,101	2.44	8,285
Tax-exempt	173,396	3.53	1,530	174,044	3.52	1,532	176,086	3.53	1,554
Total investment securities	1,491,975	2.55	9,493	1,505,761	2.64	9,938	1,536,187	2.56	9,839
Loans and leases, incl. loans held for sale	3,377,362	3.91	32,878	3,258,872	3.92	31,793	2,981,184	3.97	29,572
Federal Home Loan Bank stock	12,115	0.76	23	7,633	1.92	37	32,046	0.23	18
Total interest-earning assets	4,890,398	3.48	42,405	4,786,256	3.50	41,785	4,566,577	3.46	39,440
Noninterest-earning assets	357,690			362,488			381,225
Total assets	$5,248,088			$5,148,744			$4,947,802

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$843,611	0.06%	$123	$827,502	0.05%	$111	$812,339	0.05%	$99
Savings and money market deposits	1,435,754	0.08	269	1,427,733	0.07	263	1,257,940	0.07	225
Time deposits under $100,000	207,371	0.38	195	211,622	0.37	197	230,425	0.37	212
Time deposits $100,000 and over	837,619	0.37	762	888,683	0.32	701	846,966	0.16	337
Total interest-bearing deposits	3,324,355	0.16	1,349	3,355,540	0.15	1,272	3,147,670	0.11	873
Short-term borrowings	148,390	0.48	177	44,423	0.45	50	116,945	0.28	79
Long-term debt	92,785	3.19	735	92,785	3.10	716	92,785	2.81	650
Total interest-bearing liabilities	3,565,530	0.26	2,261	3,492,748	0.23	2,038	3,357,400	0.19	1,602
Noninterest-bearing deposits	1,134,664			1,112,530			1,051,088
Other liabilities	37,127			38,111			42,433
Total liabilities	4,737,321			4,643,389			4,450,921
Shareholders’ equity	510,753			505,330			496,881
Non-controlling interest	14			25			—
Total equity	510,767			505,355			496,881
Total liabilities and equity	$5,248,088			$5,148,744			$4,947,802

Net interest income			$40,144			$39,747			$37,838

Interest rate spread		3.22%			3.27%			3.27%

Net interest margin		3.29%			3.33%			3.32%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 7

	Six Months Ended			Six Months Ended
	June 30, 2016			June 30, 2015
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$11,468	0.48%	$28	$17,601	0.25%	$22
Investment securities, excluding valuation allowance:
Taxable	1,325,148	2.47	16,369	1,335,642	2.46	16,444
Tax-exempt	173,720	3.53	3,063	176,841	3.49	3,089
Total investment securities	1,498,868	2.59	19,432	1,512,483	2.58	19,533
Loans and leases, including loans held for sale	3,318,117	3.91	64,671	2,968,425	3.94	58,174
Federal Home Loan Bank stock	9,874	1.21	60	37,895	0.15	29
Total interest earning assets	4,838,327	3.49	84,191	4,536,404	3.44	77,758
Noninterest-earning assets	360,089			382,519
Total assets	$5,198,416			$4,918,923

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$835,556	0.06%	$234	$800,096	0.05%	$194
Savings and money market deposits	1,431,743	0.07	532	1,253,428	0.07	448
Time deposits under $100,000	209,497	0.38	392	233,813	0.37	434
Time deposits $100,000 and over	863,151	0.34	1,463	841,629	0.16	663
Total interest-bearing deposits	3,339,947	0.16	2,621	3,128,966	0.11	1,739
Short-term borrowings	96,407	0.47	227	90,235	0.27	122
Long-term debt	92,785	3.14	1,451	92,785	2.80	1,287
Total interest-bearing liabilities	3,529,139	0.24	4,299	3,311,986	0.19	3,148
Noninterest-bearing deposits	1,123,597			1,032,268
Other liabilities	37,620			42,430
Total liabilities	4,690,356			4,386,684
Shareholders’ equity	508,041			532,239
Non-controlling interest	19			—
Total equity	508,060			532,239
Total liabilities and equity	$5,198,416			$4,918,923

Net interest income			$79,892			$74,610

Interest rate spread		3.25%			3.25%

Net interest margin		3.31%			3.30%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 8

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
HAWAII:
Commercial, financial and agricultural	$360,102	$358,432	$339,738	$335,919	$341,468
Real estate:
Construction	95,355	98,203	81,655	72,071	80,168
Mortgage - residential	1,501,775	1,459,202	1,436,305	1,385,286	1,351,962
Mortgage - commercial	716,452	646,013	642,845	616,085	588,334
Consumer	277,874	267,855	273,248	263,568	254,655
Leases	843	936	1,028	1,123	2,589
Total loans and leases	2,952,401	2,830,641	2,774,819	2,674,052	2,619,176
Allowance for loan and lease losses	(52,375)	(52,068)	(54,141)	(56,150)	(57,402)
Net loans and leases	$2,900,026	$2,778,573	$2,720,678	$2,617,902	$2,561,774

U.S. MAINLAND:
Commercial, financial and agricultural	$143,965	$176,659	$181,348	$170,624	$158,133
Real estate:
Construction	3,073	3,151	3,230	3,309	3,387
Mortgage - residential	—	—	—	—	—
Mortgage - commercial	126,132	127,023	117,904	120,900	106,859
Consumer	178,376	171,494	134,231	132,578	118,500
Leases	—	—	—	—	—
Total loans and leases	451,546	478,327	436,713	427,411	386,879
Allowance for loan and lease losses	(8,389)	(10,081)	(9,173)	(10,494)	(9,522)
Net loans and leases	$443,157	$468,246	$427,540	$416,917	$377,357

TOTAL:
Commercial, financial and agricultural	$504,067	$535,091	$521,086	$506,543	$499,601
Real estate:
Construction	98,428	101,354	84,885	75,380	83,555
Mortgage - residential	1,501,775	1,459,202	1,436,305	1,385,286	1,351,962
Mortgage - commercial	842,584	773,036	760,749	736,985	695,193
Consumer	456,250	439,349	407,479	396,146	373,155
Leases	843	936	1,028	1,123	2,589
Total loans and leases	3,403,947	3,308,968	3,211,532	3,101,463	3,006,055
Allowance for loan and lease losses	(60,764)	(62,149)	(63,314)	(66,644)	(66,924)
Net loans and leases	$3,343,183	$3,246,819	$3,148,218	$3,034,819	$2,939,131

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 9

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Noninterest-bearing demand	$1,152,666	$1,140,741	$1,145,244	$1,112,761	$1,080,428
Interest-bearing demand	846,589	849,880	824,895	785,936	807,851
Savings and money market	1,371,163	1,465,524	1,399,093	1,283,517	1,261,180
Time deposits less than $100,000	202,733	207,757	212,946	219,134	227,144
Core deposits	3,573,151	3,663,902	3,582,178	3,401,348	3,376,603

Government time deposits	645,134	644,877	664,756	640,708	612,979
Other time deposits $100,000 and over	186,857	187,823	186,505	188,447	192,740
Total time deposits $100,000 and over	831,991	832,700	851,261	829,155	805,719
Total deposits	$4,405,142	$4,496,602	$4,433,439	$4,230,503	$4,182,322

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 10

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$2,132	$2,244	$1,044	$3,056	$3,175
Real estate:
Construction	—	—	—	—	133
Mortgage - residential	8,670	5,527	6,130	6,301	10,032
Mortgage - commercial	3,073	6,913	7,094	2,731	13,490
Total nonaccrual loans	13,875	14,684	14,268	12,088	26,830

Other real estate owned (“OREO”):
Real estate:
Mortgage - residential	1,032	1,260	1,962	1,913	2,433
Mortgage - commercial	—	—	—	—	2,845
Total OREO	1,032	1,260	1,962	1,913	5,278
Total nonperforming assets (“NPAs”)	14,907	15,944	16,230	14,001	32,108

Loans delinquent for 90 days or more:
Real estate:
Mortgage - residential	135	656	—	—	—
Consumer	134	125	273	130	45
Leases	—	—	—	—	—
Total loans delinquent for 90 days or more	269	781	273	130	45
Restructured loans still accruing interest:
Commercial, financial and agricultural	—	—	—	327	339
Real estate:
Construction	745	776	809	841	839
Mortgage - residential	15,729	16,197	16,224	17,592	16,428
Mortgage - commercial	3,020	3,128	3,224	2,253	1,360
Total restructured loans still accruing interest	19,494	20,101	20,257	21,013	18,966
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest	$34,670	$36,826	$36,760	$35,144	$51,119

Total nonaccrual loans as a percentage of loans and leases	0.41%	0.44%	0.44%	0.39%	0.89%
Total NPAs as a percentage of loans and leases and OREO	0.44%	0.48%	0.51%	0.45%	1.07%
Total NPAs and loans delinquent for 90 days or more as a percentage of loans and leases and OREO	0.45%	0.51%	0.51%	0.46%	1.07%
Total NPAs, loans delinquent for 90 days or more, and restructured loans still accruing interest as a percentage of loans and leases and OREO	1.02%	1.11%	1.14%	1.13%	1.70%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$15,944	$16,230	$14,001	$32,108	$40,770
Additions	4,334	1,303	2,992	681	6,761
Reductions:
Payments	(927)	(754)	(439)	(4,002)	(3,411)
Return to accrual status	(3,717)	(133)	(216)	(10,799)	(274)
Sales of NPAs	(865)	(702)	(71)	(4,007)	(8,280)
Charge-offs/valuation adjustments	138	—	(37)	20	(3,458)
Total reductions	(5,371)	(1,589)	(763)	(18,788)	(15,423)
Balance at end of quarter	$14,907	$15,944	$16,230	$14,001	$32,108

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 11

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands)	2,016	2,016	2,015	2,015	2,015	2,016	2,015
Allowance for loan and lease losses:
Balance at beginning of period	$62,149	$63,314	$66,644	$66,924	$71,433	$63,314	$74,040

Provision (credit) for loan and lease losses	(1,382)	(747)	(1,958)	(3,647)	(7,319)	(2,129)	(10,066)

Charge-offs:
Commercial, financial and agricultural	272	352	554	170	4,003	624	4,934
Real estate:
Mortgage - residential	—	—	—	46	50	—	64
Mortgage - commercial	—	—	838	—	—	—	—
Consumer	1,135	1,112	721	874	1,214	2,247	3,055
Leases	—	—	—	—	—	—	—
Total charge-offs	1,407	1,464	2,113	1,090	5,267	2,871	8,053

Recoveries:
Commercial, financial and agricultural	720	349	411	504	3,279	1,069	3,873
Real estate:
Construction	9	9	10	283	464	18	587
Mortgage - residential	177	37	96	196	397	214	1,885
Mortgage - commercial	14	13	14	3,130	3,562	27	3,575
Consumer	484	638	210	317	375	1,122	1,083
Leases	—	—	—	27	—	—	—
Total recoveries	1,404	1,046	741	4,457	8,077	2,450	11,003
Net charge-offs (recoveries)	3	418	1,372	(3,367)	(2,810)	421	(2,950)
Balance at end of period	$60,764	$62,149	$63,314	$66,644	$66,924	$60,764	$66,924

Average loans and leases, net of unearned	$3,377,362	$3,258,872	$3,142,895	$3,070,384	$2,981,184	$3,318,117	$2,968,425

Annualized ratio of net charge-offs (recoveries) to average loans and leases	—%	0.05%	0.17%	(0.44)%	(0.38)%	0.03%	(0.20)%

Ratio of allowance for loan and lease losses to loans and leases	1.79%	1.88%	1.97%	2.15%	2.23%	1.79%	2.23%